RESTRICTED STOCK AWARD AGREEMENT

                                 PURSUANT TO THE

                          INTERNET VENTURE GROUP, INC.
                          2000 OMNIBUS SECURITIES PLAN


         THIS RESTRICTED STOCK AWARD AGREEMENT (this "Agreement") is made and entered into by and between INTERNET VENTURE GROUP, INC., a Florida corporation (the "Company"), and ______________ (the "Recipient"), effective as of ________, 200_ (the "Date of Award").

         1. GRANT OF RESTRICTED STOCK AWARD. The Company hereby awards (the "Award") to the Recipient and the Recipient hereby accepts, subject to the terms and conditions hereof including the repurchase rights, escrow provisions and restrictions set forth in SECTIONS 8, 9 and 10 below, the right to purchase up to _______ shares (the "Restricted Stock") of the Company's common stock, par value $.001 per share (the "Common Stock"), for the Purchase Price per share set forth in Section 4 below.

         2. GOVERNING PLAN. This Agreement is granted pursuant to the Company's 2000 Omnibus Securities Plan (the "Plan"), a copy of which is attached as ANNEX 1 and incorporated herein for all purposes. Capitalized terms used but not otherwise defined herein have the meanings as set forth in the Plan. The Recipient agrees to be bound by the terms and conditions of the Plan, which control in case of any conflict with this Agreement, except as otherwise specifically provided for in the Plan.

         3. EXPIRATION OF THE AWARD. The Award terminates upon termination of the Recipient's employment or other business relationship with the Company and/or any Affiliated Entity, as set forth in SECTIONS 5.13 and 5.14 of the Plan or upon certain Changes in Control, as provided in SECTION 12.2 of the Plan. The Award may not be purchased after its termination.

         4. PURCHASE PRICE. The "Purchase Price" of the Restricted Stock is one one-thousandths of one cent ($.0001) per share of Common Stock. If the Restricted Stock is not immediately purchased, the Purchase Price is subject to adjustment or amendment as set forth in the Plan, including SECTION 3.4, SECTION 4.5(b) or SECTION 6.2 of the Plan.

         5. VESTING. (a) On each Measurement Date set forth in Column 1 below, the repurchase rights, escrow provisions and restrictions imposed in SECTIONS 8, 9 and 10 below shall terminate with respect to the corresponding number of shares of Restricted Stock set forth in Column 2 below if the Recipient's employment or other business relationship with the Company and/or any Affiliated Entity has not terminated. The "Vested Portion" of the Award as of any particular date shall be the cumulative total of all shares for which the repurchase rights, escrow provisions and restrictions imposed in SECTIONS 8, 9 and 10 below shall have lapsed as of that date.

----------------------------------------------- --------------------------------
                   COLUMN 1                                COLUMN 2

               MEASUREMENT DATE                   VESTED PORTION OF THE AWARD
----------------------------------------------- --------------------------------
One year anniversary of the date of grant                      %
----------------------------------------------- --------------------------------
At the end of each calendar quarter thereafter                 %
----------------------------------------------- --------------------------------

         (b) Notwithstanding anything to the contrary contained herein or in the Plan, (i) in the event of a Change in Control, if provision is not made in the applicable agreements or instruments effecting the Change in Control to assume the Plan and Award, then, immediately prior to such Change in Control, this Award, and all portions of the Award that remain outstanding, shall become fully vested (if not already vested) and (ii) in the event of a Change in Control if provision is made in the applicable agreements or instruments effecting the Change in Control to assume the Plan and this Award, then, immediately prior to such Change in Control this Award and all portions of the Award that would have vested over the twelve months following the Change in Control shall become fully vested and each future measurement date in Column 1 of Section 5 above shall be accelerated by twelve months (i.e., the effect of which is to advance the vesting schedule and provide the recipient with twelve months of accelerated vesting). The phrase "Change in Control" used but not otherwise defined herein has the meaning set forth in Article 9 of the Plan.

         (c) In addition, upon a Change in Control pursuant to SECTION 8.2 of the Plan, the securities subject to this Award shall be automatically converted into the right to receive, and thereafter shall constitute, in accordance with the Plan and this Agreement, the securities, cash and/or other consideration that a holder of the Company's securities shall be entitled to receive upon the consummation of the Change of Control.

         6. PURCHASE OF RESTRICTED STOCK. The Award may be purchased, to the extent not previously purchased, in whole or in part, at any time or from time to time prior to the expiration or termination of the Award, except that no Award shall be purchased except in respect to whole shares, and not less than 100 shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Award. The Purchase shall be accomplished by providing the Company with written notice in the form of EXHIBIT A, which notice shall be irrevocable when delivered and effective upon payment in full of the Purchase Price in accordance with SECTION 4 and SECTION 5.4 of the Plan and any amounts required in accordance with
SECTION 5.11 of the Plan for withholding taxes, and the satisfaction of all other conditions to purchase imposed under the Plan.

         7. PAYMENT OF PURCHASE PRICE. Upon any purchase of shares of Restricted Stock under this Award, the total Purchase Price for the number of shares of Restricted Stock which are then being purchased and the amount of any federal, state and local withholding taxes, if any, shall be paid in full to the Company in cash, or in such other form permitted by applicable law and the Plan as the Administering Body deems acceptable at the time of purchase.

         8. REPURCHASE OF RESTRICTED STOCK. Until a share of Restricted Stock vests as set forth in this Agreement, including vesting relating to a Change of Control under SECTION 5(B), the Company shall have the right to repurchase from the Recipient (or his or her legal representative(s), guardian(s) or permitted transferee) the unvested shares of Restricted Stock (including any shares received by the holder with respect to such share of Restricted Stock as a result of stock dividends, stock splits or other forms of recapitalization) immediately upon a termination of employment (with or without cause and for any reason whatsoever) or, if applicable, upon a termination of other business relationship (with or without cause and for any reason whatsoever) between the Recipient and the Company and/or an Affiliated Entity at the Purchase Price increased on an annual basis by seven percent (7%) per annum.

         9. ESCROW. Until a share of Restricted Stock vests, the stock certificate representing such share of Restricted Stock (together with any shares received by the holder with respect to such share of Restricted Stock as a result of stock dividends, stock splits or other forms of recapitalization) shall be held in escrow in the custody of the Secretary of the Company pursuant to the Joint Escrow Instructions attached to this Agreement as ANNEX 2.

         10. RESTRICTIONS. Until a share of Restricted Stock vests,

         (a) such share of Restricted Stock (including any shares received by the holder with respect to such share of Restricted Stock as a result of stock dividends, stock splits or any other forms of recapitalization) may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner;

         (b) the Recipient shall not be entitled to exercise voting rights with respect to such share of Restricted Stock (including any shares received by the holder with respect to such share of Restricted Stock as a result of stock dividends, stock splits or other forms of recapitalization); and

         (c) the Recipient shall not be entitled to receive possession any dividends and other distributions paid or made with respect to such share of Restricted Stock, which dividends or other distributions (including any shares received by the holder with respect to such share of Restricted Stock as a result of stock dividends, stock splits or other forms of recapitalization) shall be deposited with the Secretary of the Company pursuant to the Joint Escrow Instructions provided in SECTION 9 above.

         11. ACKNOWLEDGMENT REGARDING AWARDS. Recipient hereby represents, acknowledges, agrees and understands that Recipient has no other Awards or options with respect to shares of stock or equity in the Company and/or any Affiliated Entity (including any subsidiaries of the Company), validly granted, verbally promised or otherwise, prior to the effective date of this Agreement, except as otherwise described on EXHIBIT B to this Agreement. Recipient further acknowledges, agrees and understands that Company is relying on the statements contained herein with respect to the granting of Awards as provided herein.

         12. NON-TRANSFERABILITY OF AWARD. The Award shall not be transferable or assignable by the Recipient, other than in accordance with Section 5.9 of the Plan or by will or the laws of descent and distribution (or as otherwise permitted by the Administering Body in its sole discretion), and shall be exercisable during the Recipient's lifetime only by him or her or by his or her legal representative(s) or guardian(s) or any permitted transferee.

         13. ADMINISTRATION. The Plan and this Agreement shall be administered and may be definitively interpreted by the Administering Body, and the Recipient agrees that the decisions of such Administering Body concerning administration and interpretation of the Plan and this Agreement shall be final, binding and conclusive on all persons.

         14. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to Recipient, at the address set forth on the signature page hereto; or (b) if to the Company, at the address set forth in the signature page hereto, or in either case, to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given
(i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company by its duly authorized officer, and by the Recipient in acceptance of the above-mentioned Award, subject to the terms and conditions of the Plan and of this Agreement, all as of the day and year first above written.


                                   COMPANY:

                                   INTERNET VENTURE GROUP, INC.


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   Address:  ___________________________________
                                             ___________________________________
                                             ___________________________________
                                   Telephone No.:_______________________________


                                   OPTIONEE:


                                   _____________________________________________
                                   Name:________________________________________

                                   Address:  ___________________________________
                                             ___________________________________
                                             ___________________________________
                                   Telephone No.:_______________________________

                                    EXHIBIT A
                                    ---------


                               NOTICE OF PURCHASE
                                      UNDER
                        RESTRICTED STOCK AWARD AGREEMENT
                             ISSUED PURSUANT TO THE
                          INTERNET VENTURE GROUP, INC.
                          2000 OMNIBUS SECURITIES PLAN



To:      Internet Venture Group, Inc. (the "Company")

From:
         -----------------------------------

Date:
         -----------------------------------


         Pursuant to the Internet Venture Group, Inc. 2000 Omnibus Securities Plan(the "Plan") and the Restricted Stock Award Agreement (the "Agreement") (capitalized terms used without definition herein have the meanings given such terms in the Agreement or the Plan) between the Company and myself effective ______________________, 20___, I hereby purchase shares of Common Stock as follows:


Number of shares of Common Stock I desire to purchase under the Award     _______________

Purchase Price per Share                                                  $_______________

Total Purchase Price                                                      $_______________

"Vested Portion" of Award (see definition in Section 5 of the Agreement)  _______________

Number of shares I have previously purchased under the Award              _______________

         I hereby represent, warrant, and covenant to the Company that:

         a. I am acquiring the Common Stock for my own account, for investment, and not for distribution or resale, and I will make no transfer of such Common Stock except in compliance with applicable federal and state securities laws and in accordance with the provisions of the Plan.

         b. I can bear the economic risk of the investment in the Common Stock resulting from this purchase, including a total loss of my investment.

         c. I am experienced in business and financial matters and am capable of
(i) evaluating the merits and risks of an investment in the Common Stock; (ii) making an informed investment decision regarding an investment in the Company; and (iii) protecting my interests in connection therewith.

         d. Any subsequent offer for sale or distribution of any of the shares of Common Stock shall be made only pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, I shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Administering Body, from counsel for or approved by the Administering Body, as to the applicability of such exemption thereto.

         e. The shares of Common Stock are being sold subject to the terms and conditions of the Agreement including the repurchase rights, escrow provisions and restrictions imposed under SECTIONS 8, 9 and 10 therein.

         I acknowledge that I must pay the total Purchase Price in full and make appropriate arrangements for the payment of all federal, state and local tax withholdings, if any, due with respect to the shares purchased herein, before the stock certificate evidencing the shares of Common Stock resulting from this purchase will be issued to me.

         Attached in full payment of the Purchase Price for the shares purchased herein is a check no. _____ made payable to the Company in the amount of $______________________.

         Also attached in full payment of all withholding tax obligations arising from the shares purchased herein is a check no. _____ made payable to the Company in the amount of such required withholding, if any.

                                   OPTIONEE:


                                   _____________________________________________
                                   Name:________________________________________

                                   Address:  ___________________________________
                                             ___________________________________
                                             ___________________________________
                                   Telephone No.:_______________________________


                                   RECEIVED BY THE COMPANY:

                                   INTERNET VENTURE GROUP, INC.


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   Address:  ___________________________________
                                             ___________________________________
                                             ___________________________________
                                   Telephone No.:_______________________________


                                   Date:________________________________________

                                    EXHIBIT B
                                    ---------


               DESIGNATION OF EXISTING AWARDS GRANTED TO RECIPIENT
                                      UNDER
                        RESTRICTED STOCK AWARD AGREEMENT
                             ISSUED PURSUANT TO THE
                          INTERNET VENTURE GROUP, INC.
                          2000 OMNIBUS SECURITIES PLAN

                                     ANNEX 1
                                     -------


                                     COPY OF
                          INTERNET VENTURE GROUP, INC.
                          2000 OMNIBUS SECURITIES PLAN


                                 (SEE ATTACHED)

                                     ANNEX 2
                                     -------

                            JOINT ESCROW INSTRUCTIONS

                                 (SEE ATTACHED)